UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 24, 2006

                                   PGT, Inc.
                                   ---------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                000-52059                            20-0634715
                ---------                            ----------
        (Commission File Number)           (IRS Employer Identification No.)

               1070 Technology Drive, North Venice, Florida 34275
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (941) 480-1600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry into a Material Definitive Agreement

         On October 24, 2006, PGT, Inc. (the "Company") entered into an Employment Agreement (the "Agreement") with Mary J. Kotler, effective as of the same date.

         Pursuant to the terms of the Agreement, Ms. Kotler will serve as the Vice President, Supply Chain of the Company and will receive an annual base salary of $185,000. Ms. Kotler will also be eligible to receive an annual performance bonus, as determined by the president of the Company and the Company's board of directors, in their discretion. Ms. Kotler must be employed at the time such bonus is awarded and paid by the Company. Ms. Kotler will be entitled to receive certain medical and life insurance benefits and other employee benefits and perquisites of the sort provided to other similarly-situated officers of the Company. The Agreement also provides that Ms. Kotler is to receive, subject to approval of the Company's board of directors, a grant of an aggregate of 9,000 shares of restricted common stock of the Company, which restrictions will lapse on the third anniversary of the date of such grant.

         The Agreement is effective for a term of three years, with automatic renewals thereafter for successive periods of one year. In the event that Ms. Kotler's employment is terminated by the Company without "cause" (as defined in the Agreement) or by Ms. Kotler for "good reason" (as defined in the Agreement), then, in addition to the benefits otherwise due to her and as otherwise required by law, Ms. Kotler is entitled to continuation of her base salary for twelve months after the date of termination. Should Ms. Kotler terminate her employment other than for "good reason," the Company will continue to pay her salary for the shorter of thirty days or the notice period provided by Ms. Kotler with respect to her termination. If the Company terminates Ms. Kotler's employment for "cause," all rights and obligations of the parties with respect to salary and benefits under the Agreement immediately cease. In addition, in the event that Ms. Kotler's employment is terminated by her death or disability (as defined in the Agreement), in addition to the benefits otherwise due to her, the Company will pay to Ms. Kotler (or, in the case of death, to her designated beneficiary) her base salary for a period of six months.

         During her employment with the Company and at all times thereafter, Ms. Kotler may not disclose confidential information. Ms. Kotler also may not directly or indirectly compete with the Company during her employment with the Company and for two years thereafter, unless the Agreement is terminated by the Company without "cause" or by Ms. Kotler for "good reason," in which case the period will be the duration of Ms. Kotler's employment with the Company and for one year thereafter. In addition, during such period, Ms. Kotler may not solicit any employees or agents of the Company or any suppliers or contractors of the Company to terminate or adversely change their relationships with the Company.

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ITEM 9.01.  Financial Statements and Exhibits

(d)     Exhibits.

See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PGT, INC.


                                            By: /s/ Mario Ferrucci III
                                                ----------------------
                                               Name:  Mario Ferrucci III
                                               Title: Vice President, Corporate
                                                         Counsel, and Secretary


Dated: October 30, 2006

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                                 EXHIBIT INDEX


   Exhibit Number        Description
   --------------        -----------

        10.1 Employment Agreement, dated October 24, 2006, between PGT, Inc. and Mary J. Kotler